July 30, 2026 Q2 2026 Earnings Presentation

2Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Public Disclosure Statement Forward Looking Statements This earnings presentation and statements that are made on our earnings call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this earnings presentation and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, including our future financial results, vehicle profitability and future gross profits, our future capital expenditures, the underlying trends in our business (including customer preferences and expectation), macroeconomic and policy conditions, including changes to the availability of government and economic incentives, including tax credits, for electric vehicles, our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, the timeline for the start of production at the Georgia plant, the timeline for drawing on our Department of Energy Loan, our expected future production and deliveries, scaling our service infrastructure, our expected future products and technology and product enhancements, including enhanced performance features and pricing (including the timing of launches and customer deliveries), our roadmap and timeline for the release of our next-generation vehicle autonomy systems, hardware, including RAP1, ACM3 and LiDAR, and software architecture underpinned by artificial intelligence, including LDM, Rivian Assistant, Universal Hands-Free, and RUI, future revenue opportunities, including with respect to the emerging autonomous driving market, our joint venture with Volkswagen Group, including the expected benefits from the partnership and future Volkswagen Group investments, our partnership with Uber Technologies, Inc., including the expected benefits from the partnership and future Uber investments, the achievement of certain milestones and regulatory approval, the timeline, total purchase, and deployment plans for fully autonomous R2 robotaxis by Uber and its fleet partners, the timeline and geographic location for initial commercial deployments and future scaling, and expected benefits from partnerships with other third parties. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage the cost of revenues, operating expenses, and capital expenditures associated with our business and operations; that we will require additional financings to raise capital to support our business; our ability to attract and retain a large number of consumers and maintain strong demand for our vehicles, software and services; the highly competitive automotive and software and services markets in which we operate; demand for and consumers’ willingness to adopt electric vehicles; that our long-term results depend upon our ability to successfully introduce, integrate and market new products and services; that we have experienced and may in the future experience significant delays in the manufacture and delivery of our vehicles; risks associated with the development of complex software and hardware in coordination with our joint venture with Volkswagen Group and our other vendors and suppliers; risks associated with our joint venture with Volkswagen Group; risks associated with additional strategic alliances or acquisitions; we have experienced and could experience in the future cost increases and disruptions in supply of raw materials, components, or equipment used to produce our vehicles; our dependence on establishing and maintaining relationships with vendors and suppliers; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to scale our business and manage future growth effectively; our ability to maintain our relationship with one customer that has generated a significant portion of our revenues; that we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; the unavailability, reduction or elimination of government and economic incentives and credits for electric vehicles; that we may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans, and other incentives, including regulatory credits, for which we apply or are approved for; risks associated with breaches in data security, failure of technology systems, cyber-attacks or other security or privacy-related incidents; risk of intellectual property infringement claims; effect of trade tariffs or other trade barriers; effects of export and import control laws; risks related to motor vehicle safety standards; delays, limitations and risks related to permits and other approvals required to build, operate or expand operations including the construction and development of facilities to support R2; and the other factors described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward- looking statements made in this earnings presentation. Any such forward-looking statements represent management’s estimates as of the date of this earnings presentation. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Non-GAAP Financial Measures In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it focuses on underlying operating results and trends, provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided above. Reconciliations of forward- looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Highlights, Financial Results, and Guidance 4 Q2 2026 Business Summary 5 Progress on Rivian's Strategic Priorities 6 Strong Media Reviews of R2 7 R2 Rapidly Expands Rivian's Autonomy Data Fly Wheel 8 Continuous Software Improvement 9 Momentum in our Commercial Business with Amazon 10 Scaling US Manufacturing across Two Plants 11 Business Outlook 12 Summary Financial Performance and Operating Metrics 13 Automotive Segment Performance 14 Software and Services Segment Performance 15 Balance Sheet and Liquidity 16 U.S. Department of Energy Loan Financial Statements and Non-GAAP Reconciliations 18 Quarterly Financial Performance 19 Condensed Consolidated Balance Sheets 20 Condensed Consolidated Statements of Operations 21 Condensed Consolidated Statements of Cash Flows 22 Depreciation and Amortization & Stock-Based Compensation Expense 23 Reconciliation of Non-GAAP Financial Measures and Definitions 3Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Table of Contents

At Rivian, we are laying the foundations for a future that we believe will be fully electric, autonomous, and AI defined. The reviews for R2 affirm that our category-defining brand and vertically integrated and extensible technologies resonates deeply with consumers. Start of External R2 Deliveries Rivian began deliveries of R2 vehicles to external customers on June 9, 2026. We believe R2 will be a game changer for our customers and a driver of our company’s long-term growth and profitability. Commercial Van Momentum Amazon now has over 40,000 Rivian Electric Delivery Vans delivering packages across thousands of cities in North America. In addition to the EDV standard pack variant already on the road, we are developing new variants with a large battery pack and all-wheel drive (AWD) to support Amazon’s needs. Technology Roadmap In the not too distant future, we believe advanced assisted driving capabilities will be a key differentiator for customers and a driver of market share. Our assisted driving feature development for Autonomy+ is progressing well. We expect to begin rolling out point-to-point capabilities by the end of this year. We are encouraged with the take rates for our Autonomy+ offering. Quarterly Financial Highlights In the second quarter, Rivian generated $1.658 billion of revenue, a 27% increase over the same quarter last year driven by a 14% year-over-year increase in delivery volumes, $108 million in revenues related to regulatory credits, and strong performance from our software and services segment. Gross profit was $179 million. 4Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Start of R2 external customer deliveries and continued execution Q2 2026 Business Summary

Drive Towards Profitability • Delivered 12,194 vehicles in Q2, a 14% year-over-year increase, driven by delivery growth in commercial vans and the introduction of R2 deliveries • Our software and services segment reported another strong quarter generating $515 million in revenue and gross profit of $215 million, a 42% margin Optimize Operational Efficiency • With the start of production of R2 in Normal, Illinois, we expect to realize significant fixed cost efficiencies over the coming quarters as we drive higher utilization of shared production shops across R1, R2, and commercial vans • We're seeing good progress in new team member training and process improvements for the ramp of the first R2 shift and expect to scale to two shifts by the end of the third quarter Technology Focus • Released first R2 over-the-air (OTA) update which includes loved features such as Pet Comfort, Gear Guard, Launch Mode, and WiFi Hotspot as well as additional improvements • Development of our RAP1 chip is on track and we have begun the final testing phases of production silicon Demand Generation and Enhancing the Customer Experience • Strong R2 reviews and increasing brand awareness are directly translating into accelerating customer touch points with our products and in Q2 we hosted over 57,000 demo drives, a Rivian record • R1T was named the 2026 Edmunds Top Rated Electric Truck for the second year in a row1 1 https://www.edmunds.com/car-news/rivian-r1t-edmunds-top-rated-electric-truck-2026.html 5Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Progress on Rivian's Strategic Priorities Scaling R2 production and deliveries enables path to profitability

Strong Media Reviews of R2

Directly translating into increased brand awareness and accelerating customer touch points with our products

U.S. News & World Report

"I've driven lots of electric SUVs in recent years, and the new R2 is the most compelling of the bunch."

InsideEVs

"I had high expectations for R2, it totally blew me away."

The Verge

"A muscular electric SUV that's legitimately capable off-road, but whose technology and sheer ingenuity feel a full generation ahead of anything from legacy automakers."

BBC Top Gear

"The new Rivian R2 is a very composed, modern utility vehicle that's as capable on and off the road as it is comfortable throughout. It's also jam-packed with tech designed to enhance the driving experience while elevating the aspects of your life adjacent to driving."

Men's Journal

"The new Rivian R2 is one of the best new cars I've driven in years...It's only June, but I can confidently call the R2 my best car of the year without much doubt. Only two new cars exist in the entire world right now that I might actually want: an unobtainium 992.2 Porsche GT3 Touring and now the almost bafflingly affordable Rivian R2."

The Wall Street Journal.

"[R2 is] awesome. I want one. And I'll buy one. I rate Rivian's winsome, innovation-packed new terrain droid among the finest vehicle designs in the world, not least because it looks convincingly like an SUV."

More unfiltered R2 reviews are available at stories.rivian.com/r2-media-drive-impressions-utah-june-2026

Sign up for your R2 demo drive now at rivian.com/demo-drive

RIVIAN Q2 2026 Earnings Presentation
© 2026 Rivian. All rights reserved.
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R2 Rapidly Expands Rivian's Autonomy Data Fly Wheel

Expected to enable a path to L4 autonomy, which we believe will be a driver of future market share


ONBOARD
5
SOFTWARE UPDATES
4
AUTONOMY DATA RECORDER
1
Rivian Data Flywheel
3
LARGE DRIVING MODEL
2
RIVIAN CLOUD

1. Autonomy Data Recorder (ADR)
Running on every Rivian sold today, the ADR empowers our vehicles to intelligently observe real world driving and upload the most interesting scenes - providing high quality data critical for machine learning

2. Rivian Cloud
In house data and training infrastructure allows engineers to train, test, store, and simulate critical datasets for improving our autonomy capabilities

3. Large Driving Model
By training on a mixture of expert drivers and real world customer data, our model produces humanistic driving behaviors that are aligned with safety and comfort goals, improving as the amount of data increases with fleet size

4. Software Updates
Frequent software releases allow us to deploy the latest in validated capabilities to the fleet, providing a frequent cadence of new features

5. Onboard
The onboard Rivian Autonomy Platform provides assisted driving capability, leading active safety, and intelligent data triggers and uploads, maximizing capability, observability, and training data collection

Path to L4 autonomy[1]

Universal Hands-Free
3.5M+ miles across US and Canada

→

Point-to-Point
Initial launch targeted late 2026

→

Eyes-Off
Targeted 2027

→

L4 Robotaxi
Targeted 2028

[1] Targeted launch dates are subject to certain assumptions and factors, some of which may be outside of Rivian's control, and as such, may be subject to change

RIVIAN Q2 2026 Earnings Presentation
© 2026 Rivian. All rights reserved.
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Continuous Software Improvement Rivian Assistant is now available to all R1 owners with plans to launch on R2 later this year Our relentless focus on vertical integration remains a core competitive differentiator, allowing us to seamlessly unify our hardware and software architecture to deliver unprecedented value to our customers. Controlling the entire technology stack in-house enables us to roll out rapid, vehicle-wide OTA software updates that continuously improve and transform the customer ownership experience. This structural advantage is demonstrated by our latest major software deployment, the introduction of Rivian Assistant. Built directly into our vehicle hardware, this next-generation, AI-powered voice assistant transcends basic phone-mirroring systems. Powered by our proprietary, multi-modal AI foundation and an in-house agentic framework, Rivian Assistant possesses deep, context-aware intelligence. It gives drivers voice-activated control over the vehicle’s hardware and features—from toggling drive modes and adjusting ride height to smart navigation, voice-powered messaging, and sophisticated third-party integrations like Google Calendar. Rolling out to all R2 vehicles later this year, and already available in all R1 vehicles, this launch underscores how our pioneering AI-defined vehicles are expected to grow more capable over time, paving the way for high-margin software revenue while providing our customers technology at the cutting edge of automotive innovation. Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 8

Our partnership continues to drive real-world impact Amazon has over 40,000 Rivian Electric Delivery Vans delivering packages across thousands of cities in North America. The purpose-built design of the van is engineered to minimize total cost of ownership, including fleet management software and driver-centric features like integrated workflow technology and automated bulkheads. In addition to the EDV standard pack variant already on the road, we are developing new variants that are specifically designed to expand route coverage into more rural networks, including an AWD configuration to provide better traction in conditions like mud and snow, as well as a larger battery pack that is expected to offer a 30% increase in range. In the second quarter, we surpassed one billion miles driven on the Rivian Commercial Van platform. Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 9 Momentum in our Commercial Business with Amazon

Scaling US Manufacturing across Two Plants Supports capacity growth up to 515,000 vehicles per year with significant room for future expansion in later phases1 Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 10 1 Site capacity does not equal current production rates. There may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors.

We remain focused on our key strategic priorities: • Technology leadership • Demand generation and enhancing the customer experience • Operational efficiency • Drive towards profitability Updated 2026 guidance commentary: • Deliveries increased by 3,000 units in early July as a result of the progress Rivian has made and the production and delivery outlook for the second half of the year • Adjusted EBITDA improved by $50M at the mid-point due to better than expected revenue related to regulatory credits in Q2 2026 and increasing delivery volumes partially offset by increasing raw material, memory, and logistics costs • Capital Expenditures reduced by $250M at the mid-point due to project efficiencies and timing of spend 11 2026 Guidance Vehicles Delivered 65,000 – 70,000 Adjusted EBITDA $(2.00)B – $(1.80)B Capital Expenditures $1.70B – $1.80B Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Business Outlook

Production and Deliveries Q2 2025 Consolidated Financials ($M) Q3 2025 Q4 2025 Q1 2026 YoY Building for an adventurous future that is fully electric, autonomous and AI-defined Rivian Adventure Network 12 Q2 2026 Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Delivery Volumes 10,661 13,201 9,745 10,365 12,194 14% Cumulative Delivery Volumes 142,254 155,455 165,200 175,565 187,759 32% Production Volumes 5,979 10,720 10,974 10,236 12,613 111% Revenue $1,303 $1,558 $1,286 $1,381 $1,658 27% Gross Profit $(206) $24 $120 $119 $179 $385 Adjusted EBITDA (Non-GAAP)1 $(667) $(602) $(465) $(472) $(379) $288 1 A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided later in this presentation. 2 Includes marketing events and Electric Joyrides Summary Financial Performance and Operating Metrics Service & Sales Rivian Spaces 31 35 36 39 43 39% Rivian Service Centers 81 95 97 100 104 28% Demo Drives2 28,000+ 30,000+ 24,000+ 36,000+ 57,000+ 104% Rivian Adventure Network Locations 123 131 141 145 155 26% Rivian Adventure Network Chargers 781 850 937 973 1,073 37%

Automotive Segment Performance

Strong production, delivery and regulatory credit growth partially offset by R2 ramp costs

Revenue



Deliveries
10,661
13,201
9,745
10,365
12,194
($M)
$927
$924
$1,142
$1,141
$839
$810
$908
$850
$1,143
$1,037
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Regulatory Credits
Automotive Revenues Excluding Regulatory Credits

Gross Profit



Gross Margin
(36)%
(11)%
(7)%
(7)%
(3)%
($M)
$(335)
$(130)
$(59)
$(62)
$(36)
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

Q2 2026 vs. Q2 2025 Commentary

- Automotive revenues increased 23% year-over-year primarily due to a 14% increase in vehicle deliveries and a $103 million increase in revenues related to regulatory credits, which were partially offset by a decline in average vehicle selling price due to a higher mix of commercial van and R2 deliveries
- Automotive gross profit loss was $(36) million compared to $(335) million for the same quarter in 2025, primarily driven by increases in delivery and production volumes, an increase in revenues related to regulatory credits, and an IEEPA tariff refund receivable, partially offset by the ramp of R2 production
- We recognized approximately $100 million in incremental cost of revenues due to the ramp of R2 production as compared to production at more normalized levels

RIVIAN Q2 2026 Earnings Presentation
© 2026 Rivian. All rights reserved.
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14 ($M) Q2 2026 vs. Q2 2025 Commentary • Software and services revenues saw a 37% increase year-over-year primarily due to an increase in vehicle electrical architecture and software development services from the joint venture with Volkswagen Group, increases in vehicle repair and maintenance services, and our Autonomy+ paid software offering which began in April 2026, partially offset by lower remarketing sales • Software and services gross profit was $215 million compared to $129 million for the same quarter in 2025, primarily due to increased vehicle electrical architecture and software development services from the joint venture with Volkswagen Group Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Robust revenue growth driven by vehicle electrical architecture and software development services from RV Tech $376 $416 $447 $473 $515 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $129 $154 $179 $181 $215 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 34% 37% 40% 38% 42% Revenue Gross Profit Software and Services Segment Performance ($M) Gross Margin

15 Liquidity profile remains strong, with $7.2B of pro-forma available liquidity and $1.25B of targeted capital in 2026 Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 1 Based on balances as of June 30, 2026 2 In early July, Rivian issued 86.25M shares at an offering price of $15.50 per share for net proceeds of approximately $1.3B 3 As of June 30, 2026 Rivian had availability under the ABL Facility of $536M after giving effect to the borrowing base and outstanding letters of credit 4 Targeted loan from Volkswagen Group at Rivian’s option in October 2026, subject to certain conditions 5 Uber Technologies first milestone based investment of $250M which we target to receive by the end of 2026 subject to the achievement of certain autonomy milestones and conditions 6 An additional Volkswagen Group equity investment of $460M is targeted at the earlier of the first Volkswagen Group vehicle with RV Tech hardware and software on the road, or January 2028 7 Additional investment of up to $700M by Uber Technologies is targeted through 2031 subject to the achievement of certain autonomous milestones and conditions by specific dates, building towards a scaled, fully-autonomous fleet of Rivian R 2 robotaxis 8 Maximum targeted Department of Energy loan of $4.5B ($4,006M principal and $494M capitalized interest) which is dependent on meeting certain conditions including the pre-funding of equity and reserve accounts in advance of the loan draw Available Liquidity ($M) Cash, Cash Equivalents and Short-Term Investments1 $5,310 July Follow-on Equity Offering Net-Proceeds2 1,317 Availability under ABL Facility3 536 Total Pro-Forma Available Liquidity $7,163 Targeted Capital in 2026 Volkswagen Group Non-Recourse Loan4 1,000 Milestone Based Uber Technologies Equity Investment5 250 Total Available Liquidity and Targeted Capital in 2026 $8,413 Additional Targeted Capital Volkswagen Group Equity Investment6 $460 Milestone Based Uber Technologies Equity Investment7 700 Department of Energy Loan (Principal + Capitalized Interest)8 4,500 Total Available Liquidity and Targeted Future Capital $14,073 Balance Sheet and Liquidity ($ M ) Debt Maturity Schedule $1,500 $1,725 $1,500 $1,250 2026 2027 2028 2029 2030 2031 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2029 Convert 2030 Convert ABL Facility (Undrawn) 1L Notes

U.S. Department of Energy Loan1 BORROWER Rivian New Horizon, LLC The loan is guaranteed by Rivian Automotive, Inc. (Sponsor) and its material domestic subsidiaries (the Guarantors)2 Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 16 LOAN SIZE Up to $4.5B and 80% LTV Includes $0.5B of capitalized Interest during construction, first draw expected by early 2027 STRUCTURE Pro Rata Base and contingent equity will be pre-funded into reserve accounts before first advance INTEREST RATE U.S. Treasury-Equivalent Rate United States Treasury-equivalent yield curve with a 0% credit spread, set at each advance LOAN TERM Up to 15 Years Up to 15 years from the start of amortization in March 2031 FINANCIAL COVENANTS $2B Minimum Liquidity Sponsor covenants include max 55% debt/ tangible assets, min 1.25x current ratio, and $2.0B min consolidated liquidity STRATEGIC CAPITAL ROADMAP We partnered with the DOE for an up to $4.5B loan to build out our Georgia facility, providing low cost financing to scale our U.S. manufacturing and customer base. This funding enables Rivian to establish a stronger leadership position in U.S. technology and job growth. The pro rata draws from the loan and contributed Rivian equity structure require full equity contributions and contingencies to be pre-funded in reserves before the first advance. This derisks construction and facility ramp-up by ensuring capital is fully secured, while accelerating the strategic need for capital to fund these reserves. In early July, Rivian issued 86.25M shares at an offering price of $15.50 per share for net proceeds of approximately $1.3B. These proceeds are expected to be used for general corporate purposes including the funding of certain equity contributions and reserves associated with the DOE loan. 1 Details and defined terms, including financial covenants, are contained in the Amended and Restated Loan Arrangement and Reimbursement and Sponsor Support Agreement 2 Includes the borrowers and guarantors under Rivian’s existing ABL (asset-based lending) credit facility and excludes Rivian and Volkswagen Group Technologies, LLC

17 Financial Statements and Non-GAAP Reconciliations Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved.

Quarterly Financial Performance

(in millions, except production, delivery, and gross margin)
(unaudited)

	Three Months Ended				
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Production	**5,979**	**10,720**	**10,974**	**10,236**	**12,613**
Delivery	**10,661**	**13,201**	**9,745**	**10,365**	**12,194**
Revenues					
Automotive	$ 927	$ 1,142	$ 839	$ 908	$ 1,143
Software and services	376	416	447	473	515
Total revenues	**$ 1,303**	**$ 1,558**	**$ 1,286**	**$ 1,381**	**$ 1,658**
Cost of revenues					
Automotive	$ 1,262	$ 1,272	$ 898	$ 970	$ 1,179
Software and services	247	262	268	292	300
Total cost of revenues	**$ 1,509**	**$ 1,534**	**$ 1,166**	**$ 1,262**	**$ 1,479**
Gross profit	**$ (206)**	**$ 24**	**$ 120**	**$ 119**	**$ 179**
Gross margin	**(16)%**	**2 %**	**9 %**	**9 %**	**11 %**
Research and development	$ 410	$ 453	$ 424	$ 458	$ 466
Selling, general, and administrative	498	554	529	542	549
Total operating expenses	**$ 908**	**$ 1,007**	**$ 953**	**$ 1,000**	**$ 1,015**
Adjusted research and development (non-GAAP)[1]	$ 316	$ 361	$ 328	$ 348	$ 347
Adjusted selling, general, and administrative (non-GAAP)[1]	365	422	384	392	384
Total adjusted operating expenses (non-GAAP)[1]	**$ 681**	**$ 783**	**$ 712**	**$ 740**	**$ 731**
Adjusted EBITDA (non-GAAP)[1]	**$ (667)**	**$ (602)**	**$ (465)**	**$ (472)**	**$ (379)**
Cash, cash equivalents, and short-term investments	**$ 7,508**	**$ 7,088**	**$ 6,082**	**$ 4,830**	**$ 5,310**
Net cash provided (used) by operating activities	$ 64	$ 26	$ (681)	$ (703)	$ (487)
Capital expenditures	(462)	(447)	(463)	(372)	(362)
Free cash flow (non-GAAP)[1]	**$ (398)**	**$ (421)**	**$ (1,144)**	**$ (1,075)**	**$ (849)**
Total depreciation and amortization expense	**$ 254**	**$ 198**	**$ 187**	**$ 202**	**$ 227**
Total stock-based compensation expense	**$ 195**	**$ 175**	**$ 188**	**$ 207**	**$ 226**

[1]A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided later in this presentation.

RIVIAN Q2 2026 Earnings Presentation
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19 Condensed Consolidated Balance Sheets (in millions, except per share amounts) (unaudited) Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Assets December 31, 2025 June 30, 2026 Current assets: Cash and cash equivalents $ 3,579 $ 3,592 Short-term investments 2,503 1,718 Accounts receivable, net 555 370 Inventory 1,594 1,661 Other current assets 361 277 Total current assets 8,592 7,618 Property, plant, and equipment, net 5,119 5,557 Operating lease assets, net 571 708 Strategic investments 119 697 Other non-current assets 463 560 Total assets $ 14,864 $ 15,140 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 595 $ 889 Accrued liabilities 1,438 1,085 Current portion of deferred revenues, lease liabilities, and other liabilities 1,660 1,646 Total current liabilities 3,693 3,620 Long-term debt 4,440 4,444 Non-current lease liabilities 551 693 Other non-current liabilities 1,586 1,256 Total liabilities 10,270 10,013 Commitments and contingencies Stockholders' equity: Preferred stock, $ 0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2025 and June 30, 2026 — — Common stock, $0.001 par value; 5,258 and 5,258 shares authorized and 1,240 and 1,362 shares issued and outstanding as of December 31, 2025 and June 30, 2026, respectively 1 1 Additional paid-in capital 31,508 33,305 Accumulated deficit (26,951) (28,200) Accumulated other comprehensive income 8 — Noncontrolling interest 28 21 Total stockholders' equity 4,594 5,127 Total liabilities and stockholders' equity $ 14,864 $ 15,140 1 The prior period has been recast to conform to current period presentation. 1

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2026	2025	2026
Automotive	$ 927	$ 1,143	$ 1,849	$ 2,051
Software and services	376	515	694	988
Total revenues	**1,303**	**1,658**	**2,543**	**3,039**
Automotive	1,262	1,179	2,092	2,149
Software and services	247	300	451	592
Total cost of revenues	**1,509**	**1,479**	**2,543**	**2,741**
Gross profit	**(206)**	**179**	**—**	**298**
Operating expenses				
Research and development	410	466	791	924
Selling, general, and administrative	498	549	978	1,091
Total operating expenses	**908**	**1,015**	**1,769**	**2,015**
Loss from operations	**(1,114)**	**(836)**	**(1,769)**	**(1,717)**
Interest income	72	48	153	98
Interest expense	(69)	(68)	(141)	(133)
Other (expense) income, net[1]	(2)	18	105	496
Loss before income taxes	**(1,113)**	**(838)**	**(1,652)**	**(1,256)**
Provision for income taxes	(2)	1	(4)	3
Net loss	**(1,115)**	**(837)**	**(1,656)**	**(1,253)**
Less: Net income (loss) attributable to noncontrolling interest	2	(4)	6	(4)
Net loss attributable to common stockholders	**$ (1,117)**	**$ (833)**	**$ (1,662)**	**$ (1,249)**
Net loss attributable to common stockholders, basic and diluted	**$ (1,117)**	**$ (833)**	**$ (1,662)**	**$ (1,249)**
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	**$ (0.97)**	**$ (0.63)**	**$ (1.45)**	**$ (0.97)**
Weighted-average common shares outstanding, basic and diluted	**1,155**	**1,325**	**1,146**	**1,287**

[1] During the six months ended June 30, 2026, we recognized a $506 million gain in "Other (expense) income, net" related to the Series A capital raise and related deconsolidation of Mind Robotics.

RIVIAN Q2 2026 Earnings Presentation
© 2026 Rivian. All rights reserved.
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Six Months Ended June 30, 2025 2026 Cash flows from operating activities: Net loss $ (1,656) $ (1,253) Depreciation and amortization 396 431 Stock-based compensation expense 377 433 Gain on strategic investments (101) (506) Other non-cash activities 40 43 Changes in operating assets and liabilities: Accounts receivable, net 189 191 Inventory 108 (215) Other assets 38 78 Accounts payable and accrued liabilities 120 8 Deferred revenues 403 (362) Other liabilities (38) (38) Net cash used in operating activities (124) (1,190) Cash flows from investing activities: Purchases of equity securities and short-term investments (1,942) (1,254) Sales of equity securities and short-term investments 101 22 Maturities of short-term investments 1,527 1,955 Deconsolidation of Mind Robotics, Inc. — (114) Capital expenditures (800) (734) Net cash used in investing activities (1,114) (125) Cash flows from financing activities: Proceeds from stock-based compensation programs 36 39 Proceeds from issuance of capital stock 750 1,300 Proceeds from issuance of long-term debt 1,250 — Repayments of long-term debt (1,250) — Other financing activities (36) (9) Net cash provided by financing activities 750 1,330 Effect of exchange rate changes on cash and cash equivalents 6 (2) Net change in cash (482) 13 Cash, cash equivalents, and restricted cash—Beginning of period 5,294 3,579 Cash, cash equivalents, and restricted cash—End of period $ 4,812 $ 3,592 Supplemental disclosure of non-cash investing and financing activities: Capital expenditures included in liabilities $ 452 $ 492 Capital stock issued to settle bonuses $ 47 $ 110 Right-of-use assets obtained in exchange for operating lease liabilities $ 134 $ 203 1 The prior period has been recast to conform to current period presentation. 21 Condensed Consolidated Statements of Cash Flows (in millions) (unaudited) Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. 1

22 Depreciation and Amortization & Stock-Based Compensation Expense (in millions) (unaudited) Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Three Months Ended June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 Depreciation and amortization expense Cost of revenues $ 185 $ 125 $ 108 $ 122 $ 138 Research and development 17 18 20 23 25 Selling, general, and administrative 52 55 59 57 64 Total depreciation and amortization expense $ 254 $ 198 $ 187 $ 202 $ 227 Stock-based compensation expense Cost of revenues $ 37 $ 24 $ 26 $ 27 $ 31 Research and development 77 74 76 87 94 Selling, general, and administrative 81 77 86 93 101 Total stock-based compensation expense $ 195 $ 175 $ 188 $ 207 $ 226

23 Reconciliation of Non-GAAP Financial Measures (in millions) (unaudited) Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Adjusted Research and Development Expenses Three Months Ended June 30, Six Months Ended June 30, 2025 2026 2025 2026 Total research and development expenses $ 410 $ 466 $ 791 $ 924 R&D depreciation and amortization expenses (17) (25) (34) (48) R&D stock-based compensation expenses (77) (94) (156) (181) Adjusted research and development (non-GAAP) $ 316 $ 347 $ 601 $ 695 Adjusted Selling, General, and Administrative Expenses Three Months Ended June 30, Six Months Ended June 30, 2025 2026 2025 2026 Total selling, general, and administrative expenses $ 498 $ 549 $ 978 $ 1,091 SG&A depreciation and amortization expenses (52) (64) (107) (121) SG&A stock-based compensation expenses (81) (101) (161) (194) Adjusted selling, general, and administrative (non-GAAP) $ 365 $ 384 $ 710 $ 776 Adjusted Operating Expenses Three Months Ended June 30, Six Months Ended June 30, 2025 2026 2025 2026 Total operating expenses $ 908 $ 1,015 $ 1,769 $ 2,015 R&D depreciation and amortization expenses (17) (25) (34) (48) R&D stock-based compensation expenses (77) (94) (156) (181) SG&A depreciation and amortization expenses (52) (64) (107) (121) SG&A stock-based compensation expenses (81) (101) (161) (194) Total adjusted operating expenses (non-GAAP) $ 681 $ 731 $ 1,311 $ 1,471

Reconciliation of Non-GAAP Financial Measures Continued

(in millions, except per share amounts)
(unaudited)

Adjusted EBITDA

	Three Months Ended June 30,				Six Months Ended June 30,			
	2025		2026		2025		2026	
Net loss attributable to common stockholders	$	(1,117)	$	(833)	$	(1,662)	$	(1,249)
Interest (income) expense, net		(3)		20		(12)		35
Provision for income taxes		2		(1)		4		(3)
Depreciation and amortization		254		227		401		429
Stock-based compensation expense		195		226		378		433
Other expense (income), net[1]		2		(18)		(105)		(496)
Adjusted EBITDA (non-GAAP)	**$**	**(667)**	**$**	**(379)**	**$**	**(996)**	**$**	**(851)**

Adjusted Net Loss

	Three Months Ended June 30,				Six Months Ended June 30,			
	2025		2026		2025		2026	
Net loss attributable to common stockholders, basic and diluted	$	(1,117)	$	(833)	$	(1,662)	$	(1,249)
Stock-based compensation expense		195		226		378		433
Other expense (income), net[1]		2		(18)		(105)		(496)
Adjusted net loss attributable to common stockholders, basic and diluted (non-GAAP)	**$**	**(920)**	**$**	**(625)**	**$**	**(1,389)**	**$**	**(1,312)**

Adjusted Net Loss Per Share

	Three Months Ended June 30,				Six Months Ended June 30,			
	2025		2026		2025		2026	
Net loss per share attributable to common stockholders, basic and diluted	$	(0.97)	$	(0.63)	$	(1.45)	$	(0.97)
Stock-based compensation expense per share		0.17		0.17		0.33		0.34
Other expense (income), net per share[1]		—		(0.01)		(0.09)		(0.39)
Adjusted net loss per share attributable to common stockholders, basic and diluted (non-GAAP)	**$**	**(0.80)**	**$**	**(0.47)**	**$**	**(1.21)**	**$**	**(1.02)**
Weighted-average common shares outstanding, basic and diluted (GAAP)		**1,155**		**1,325**		**1,146**		**1,287**

[1] During the six months ended June 30, 2026, we recognized a $506 million gain in "Other (expense) income, net" on the Condensed Consolidated Statements of Operations related to the Series A capital raise and related deconsolidation of Mind Robotics.

RIVIAN Q2 2026 Earnings Presentation
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25 Reconciliation of Non-GAAP Financial Measures Continued (in millions) (unaudited) Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Free Cash Flow Three Months Ended June 30, Six Months Ended June 30, 2025 2026 2025 2026 Net cash provided (used) by operating activities $ 64 $ (487) $ (124) $ (1,190) Capital expenditures (462) (362) (800) (734) Free cash flow (non-GAAP) $ (398) $ (849) $ (924) $ (1,924)

Reconciliation of Non-GAAP Financial Measures Continued

(in millions)
(unaudited)

	Three Months Ended				
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Adjusted Research and Development Expenses					
Total research and development expenses	$ 410	$ 453	$ 424	$ 458	$ 466
R&D depreciation and amortization expenses	(17)	(18)	(20)	(23)	(25)
R&D stock-based compensation expenses	(77)	(74)	(76)	(87)	(94)
Adjusted research and development (non-GAAP)	**$ 316**	**$ 361**	**$ 328**	**$ 348**	**$ 347**
Adjusted Selling, General, and Administrative Expenses					
Total selling, general, and administrative expenses	$ 498	$ 554	$ 529	$ 542	$ 549
SG&A depreciation and amortization expenses	(52)	(55)	(59)	(57)	(64)
SG&A stock-based compensation expenses	(81)	(77)	(86)	(93)	(101)
Adjusted selling, general, and administrative (non-GAAP)	**$ 365**	**$ 422**	**$ 384**	**$ 392**	**$ 384**
Adjusted Operating Expenses					
Total operating expenses	$ 908	$ 1,007	$ 953	$ 1,000	$ 1,015
R&D depreciation and amortization expenses	(17)	(18)	(20)	(23)	(25)
R&D stock-based compensation expenses	(77)	(74)	(76)	(87)	(94)
SG&A depreciation and amortization expenses	(52)	(55)	(59)	(57)	(64)
SG&A stock-based compensation expenses	(81)	(77)	(86)	(93)	(101)
Total adjusted operating expenses (non-GAAP)	**$ 681**	**$ 783**	**$ 712**	**$ 740**	**$ 731**
Adjusted EBITDA					
Net loss attributable to common stockholders	$ (1,117)	$ (1,173)	$ (811)	$ (416)	$ (833)
Interest (income) expense, net	(3)	(7)	—	15	20
Provision for income taxes	2	(1)	3	(2)	(1)
Depreciation and amortization	254	198	187	202	227
Stock-based compensation expense	195	175	188	207	226
Other expense (income), net[1]	2	191	(32)	(478)	(18)
Restructuring expenses	—	15	—	—	—
Adjusted EBITDA (non-GAAP)	**$ (667)**	**$ (602)**	**$ (465)**	**$ (472)**	**$ (379)**

[1] During the six months ended June 30, 2026, we recognized a $506 million gain in "Other (expense) income, net" on the Condensed Consolidated Statements of Operations related to the Series A capital raise and related deconsolidation of Mind Robotics.

RIVIAN Q2 2026 Earnings Presentation
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Reconciliation of Non-GAAP Financial Measures Continued

(in millions, except per share amounts)
(unaudited)

	Three Months Ended				
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Adjusted Net Loss					
Net loss attributable to common stockholders, basic and diluted	$ (1,117)	$ (1,173)	$ (811)	$ (416)	$ (833)
Stock-based compensation expense	195	175	188	207	226
Other expense (income), net[1]	2	191	(32)	(478)	(18)
Restructuring expenses	—	15	—	—	—
Adjusted net loss attributable to common stockholders, basic and diluted (non-GAAP)	**$ (920)**	**$ (792)**	**$ (655)**	**$ (687)**	**$ (625)**
Adjusted Net Loss Per Share					
Net loss per share attributable to common stockholders, basic and diluted	$ (0.97)	$ (0.96)	$ (0.66)	$ (0.33)	$ (0.63)
Stock-based compensation expense per share	0.17	0.14	0.15	0.17	0.17
Other expense (income), net per share[1]	—	0.16	(0.03)	(0.38)	(0.01)
Restructuring expenses per share	—	0.01	—	—	—
Adjusted net loss per share attributable to common stockholders, basic and diluted (non-GAAP)	**$ (0.80)**	**$ (0.65)**	**$ (0.54) ***	**$ (0.54) ***	**$ (0.47)**
Weighted-average common shares outstanding, basic and diluted (GAAP)	**1,155**	**1,220**	**1,233**	**1,249**	**1,325**

* Does not calculate due to rounding.

	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Free Cash Flow					
Net cash provided (used) by operating activities	$ 64	$ 26	$ (681)	$ (703)	$ (487)
Capital expenditures	(462)	(447)	(463)	(372)	(362)
Free cash flow (non-GAAP)	**$ (398)**	**$ (421)**	**$ (1,144)**	**$ (1,075)**	**$ (849)**

[1] During the six months ended June 30, 2026, we recognized a $506 million gain in "Other (expense) income, net" on the Condensed Consolidated Statements of Operations related to the Series A capital raise and related deconsolidation of Mind Robotics.

RIVIAN Q2 2026 Earnings Presentation
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28 Non-GAAP Financial Measure Definitions Q2 2026 Earnings Presentation © 2026 Rivian. All rights reserved. Our non-GAAP financial measures include adjusted research and development expenses, adjusted selling, general, and administrative expenses, total adjusted operating expenses, adjusted EBITDA, adjusted net loss, adjusted net loss per share, and free cash flow. Adjusted research and development expenses is defined as total research and development expenses, less R&D depreciation and amortization expenses and R&D stock-based compensation expenses. Adjusted selling, general, and administrative expenses is defined as total selling, general, and administrative expenses, less SG&A depreciation and amortization expenses and SG&A stock-based compensation expenses. Adjusted operating expenses is defined as total operating expenses, less R&D depreciation and amortization expenses, R&D stock-based compensation expenses, SG&A depreciation and amortization expenses, and SG&A stock-based compensation expenses. Adjusted EBITDA is defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other expense (income), net, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities, including fair value gain or loss on convertible note, net, and joint venture formation expenses. Adjusted net loss is defined as net loss before stock-based compensation expense, other (expense) income, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities, including fair value gain or loss on convertible note, net, and joint venture formation expenses. Adjusted net loss per share is defined as adjusted net loss divided by the weighted-average common shares outstanding. Free cash flow is defined as net cash used in operating activities less capital expenditures.

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